SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Email Message to McDonald’s Employees (5/17)]

SUBJECT: Attention McDonald’s Shareholders: Don’t delay! Cast your vote!

BODY OF EMAIL:

Don’t delay! Cast your vote!

Vote your proxy in time for McDonald’s Annual Meeting on Thursday, May 20. Please review the information presented in the 2004 Notice of Annual Meeting and Proxy Statement, consider the items to be voted on at the Annual Meeting, and cast your vote by either:

•	accessing the internet voting site indicated on your proxy card (you will need the voting control number on your proxy card),
•	calling the toll-free phone number indicated on your proxy card (you will need the voting control number on your proxy card),
•	executing, signing and mailing your proxy card in the provided reply envelope, or
•	faxing both sides of your executed and signed proxy card to the independent inspector of election at 1-732-417-2916.

If you are an employee and wish to vote your shares in the McDonald’s Corporation Profit Sharing and Savings Plan differently from your shares held outside the Plan, do not vote by phone or internet. Refer to your proxy card for additional information and voting instructions.

Your Board recommends a vote FOR the Election of Directors, FOR the approval of auditors, FOR the approval of McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan and FOR approval of McDonald’s Corporation 2004 Cash Incentive Plan.

If you did not receive a proxy card or need a duplicate card, please call EquiServe at 1-800-621-7825.

One share or one thousand, your vote is important, so don’t delay.

[Voicemail Message to McDonald’s Employees (5/17)]

This is a final reminder to all McDonald’s shareholders to vote your proxy in time for McDonald’s Annual Meeting to be held this Thursday, May 20. The Board of Directors asks for your support on all matters.

Vote your proxy by calling the toll-free phone number or accessing the internet voting site indicated on your proxy card. You can also fax both sides of your signed card to the independent inspectors of election at 732-417-2916.

If you did not receive a proxy card or you need a duplicate card, please call the Investor Relations Service Center at 1-630-623-2553.

One share or one thousand, your vote is important, so don’t delay.